IN THE YEAR TWO THOUSAND AND SIX
On the Fifteenth of March

The undersigned, Mr. Claude TAIN, a notary in CERILLY (Allier), at 18, rue de la Croix Blanche,

RECEIVED the present certified instrument at the request of the parties identified here below, containing a: PROMISE TO SELL.

For purposes of clarity, certain terms stated in these presents shall take on a special meaning, specifically: - THE GUARANTOR designates the guarantor(s) who, in case there are several, shall guarantee the obligations they assume jointly and severally, without there being a need to recall this solidarity each time; - THE BENEFICIARY designates the beneficiary(ies) who, in case there are several, shall enter into the obligations they assume jointly and severally, without there being a need to recall this solidarity each time; - THE ASSET shall designate the real property that is the subject matter of these presents.

                          IDENTIFICATION OF THE PARTIES

     Guarantor:

Mr. Christian BERTHIER, a financial executive, residing at CLERMONT FERRAND (Puy-de-Dome), at 54 boulevard Panoramique, Born in CLERMONT FERRAND (Puy-de-Dome) on April 29, 1947. His first marriage to Laurence Marthe Leone Gilberte ABRAHAM ended in divorce, and he is currently married to Mrs. Marie-Christine GENDRE.

Married under a system of a straightforward separation of assets pursuant to their prenuptial contract received by Mr. Claude TAIN, Notary in CERILLY (Allier) on July 30, 2003, prior to their wedding ceremony, celebrated at the City Hall of COGOLIN (Var) on August 26, 2003.

This pre-nuptial contract has not been modified since that date. A French national, Mr. Berthier is a "Resident" for purposes of tax regulations, and is Present.

     Beneficiary:

The company named "MONTESPAN SAS," a simplified joint stock company, with capital worth 200,000 EUROS with registered offices located in THENEUILLE (Allier), identified by its SIREN No. 447 983 149 RCS Montlucon.

                           DECLARATIONS OF THE PARTIES

The  parties to these  presents  hereby  affirm,  personally  or  through  their
representatives,   that  no   limitations  to  their  capacity  to  execute  the
commitments they will assume hereunder.

                                     AFFIRMS

Prior to the promise to sell that is the subject matter of these presents, the following is ascertained:

I. Mr. BERTHIER has entered into several agreements with the POSEIDIS SAS company, notably under the terms of an instrument dated October 5, 2005, these presents cancels said agreement and substitutes it.

II. The POSEIDIS SAS company, with registered offices at Theneuille, at "Les Sourdinieres", registered with the Registry of Commercial Firms of Montlucon under SIREN No. 447 983 149 is the owner of the ensemble of parcels of land, solely held, located in the community of THENEUILLE, known as "Martinere," having a surface area of 5 ha 25 a 19 ca, recorded in the land registry under section E, Nos. 275,276, 277, 278, 279 subsequent to their acquisition by Mr. Jacques SAUTY DE CHALON, following an instrument received by Mr. TAIN, the undersigned notary, on September 30, 2003.

Having stated the above, a promise to sell followed. Such promise to sell is the subject matter of these presents, it being specifically understood that this promise supersedes and renders null and void all of the commitments undertaken by "the Guarantor" prior to this day with regard to POSEIDIS.

                                 PROMISE TO SELL

THE GUARANTOR agrees to assume the irrevocable commitment of selling THE ASSET TO THE BENEFICIARY specified below during the duration fixed herein.

Consequently, during the entire validity of the present promise, THE GUARANTOR pledges to not retract his commitment to sell, assign the ASSETS, modify their current conditions in any way, and in general, he pledges to manage the asset in the manner of a responsible head of family.

THE GUARANTOR assumes this commitment on his own behalf as well as that of his beneficiaries, or those having claims against him, including those that may be incompetent, but who shall be considered as having this obligation jointly with him in case of plurality.

THE BENEFICIARY accepts this promise as such, both on his own behalf and that of his beneficiaries and claimants who, if they are bound by any obligations, shall be deemed as jointly and severally responsible amongst them in case of plurality, even if they are incompetent. He shall have the faculty of demanding the fulfillment or not, according to what is convenient for him, and subject to the provisions of the paragraph entitled "SUBSTITUTION - ASSIGNMENT" below.

It is expressly agreed that, in the event THE BENEFICIARY fails to proceed with the acquisition in the manner and timetable set forth, he shall be stripped of the right to demand fulfillment of the present promise, as it shall be deemed null and void, unless, if applicable, the effects of the clause entitled "INDEMNITY FOR IMMOBILISATION" found below are exercised, with THE GUARANTOR recovering full freedom upon expiration of this period.

                           SUBSTITUTION - ASSIGNEMENT

THE BENEFICIARY will be able to substitute himself by a third person in enjoyment of the benefit set forth in the present promise, or assign it as long as the three conditions stated below are fulfilled, and to which the validity of any substitution or assignment is subjected:

- That THE BENEFICIARY is jointly and severally obligated with the substitute or assignee to execute the obligations arising from the present promise until its fulfillment;

- That the GUARANTOR receive notice of any document establishing such substitution or assignment in the event he is not a party to a certified document where he can indicate his acceptance.

It is hereby recalled that pursuant to article 52 of Law No. 93-122 of January 29, 1993, all assignments subject to payment of rights granted by a promise of sale in relation to real property is legally rendered void if such assignment is granted by a real estate professional.

                         DURATION OF THE PROMISE TO SELL

The present promise to sell is granted for a period expiring on February 28, 2008. Nevertheless, during this period, the beneficiary may demand the definitive execution of the sale at any time, provided that the guarantor is advised by certified return receipt mail forty-five days in advance.

                         PURPOSE OF THE PROMISE TO SELL

                                   DESCRIPTION

A set of parcels of land having an overall surface area of two hectares, ten ares (=100m2), forty-nine centiaires (square meters). Incorporated in this area is a mineral water spring, located in THENEUILLE (Allier) La Trolliere, which is recorded in the land registry under the following entries:

----------- ----------- ----------- ------------------------------- ------------
Prefix      Section     Number      Location                        Area
----------- ----------- ----------- ------------------------------- ------------

            A           904         Close to La Trolliere           0.0022 acres
----------- ----------- ----------- ------------------------------- ------------
            A           905         La Trolliere                    4.1025 acres
----------- ----------- ----------- ------------------------------- ------------
            A           967         ---- ibid ---                   0.4475 acres
----------- ----------- ----------- ------------------------------- ------------
            A           968         ---- ibid ---                   0.7000 acres
----------- ----------- ----------- ------------------------------- ------------
            A           1049        ---- ibid ----                  0.0100 acres
----------- ----------- ----------- ------------------------------- ------------
            A                       TOTAL SURFACE AREA              5.2622 acres
----------- ----------- ----------- ------------------------------- ------------

In the property's current conditions, with all easements, dependencies, buildings, rights of way and adjacencies, any and all rights and faculties, without exception or reservations. With all administrative rights and others that may be attached to this spring, and all rights to operate the spring. It is hereby specified that:

     As soon as the sale is concluded by a valid instrument of sale, the buyer shall have exclusive rights over the total and entire use of the underground mineral water reserves of the hydro-mineral deposits of La Trolliere located and geographically limited by the parcels of land described below.

     This right includes the entirety of the production capacities of the so-called "BERTHIER well" and its naturally carbonated mineral water that is authorized to be tapped, (Ministerial decision dated November 28, 2002) as well as other future tapping rights that might be authorized on this site.

     On the date of execution of the valid instrument, the guarantor shall provide the buyer with the following documents:

1. Geological cut of the Basin of Bourbon l'Archambault, illustrating the characteristics and hydrological potential of the site

2. Study of analytical features of the well water of la Trolliere. dated May 15, 2000

3.   Opinion of the French Agency for Food and Health Safety dated June 17, 2002

4. Article 288 of the Official Journal dated December 11, 2002, publishing the decision of November 28, 2002 granting Mr. BERTHIER the authorization to produce "as natural mineral water, as it appears at the surface, the tapped water of the "Berthier well" located in the commune of Theneuille (Allier)."

A copy of these documents is attached hereto as an attachment.

                          DECLARATIONS BY THE GUARANTOR

THE GUARANTOR states:

     Regarding the occupation of the site:

That at the present time the real property is completely free of all occupants or tenants.

     As to the conventional easements:

That he has not created or permitted any easements to be acquired over THE ASSET and that as far as he knows, there is no other in existence other than those listed below.

     "- Article 30
As stated above, the springs of Saint-Pardoux and La Trolliere were declared to be of public interest by a decree dated July 31, 1878. Nevertheless, this declaration shall be declared void if the buyer does not make use of said springs in accordance with the legislation in effect governing these mineral waters.

     - Article 31
The successful bidder shall be held, without being able to exercise under this article any action against the Government, to uphold the right attributed to the inhabitants of the commune of THENEUILLE to draw the water they require for their own needs on a complimentary basis from the springs of Saint-Pardoux and la Trolliere. Under these same conditions, the bidder must also allow the civil and military hospice of Bourbon l'Archambault to draw whatever water is necessary for their needs from these sources at no charge."

     As to the administrative circumstances:

To his best  knowledge  and belief,  THE ASSET is not the subject  matter of any
proceeding  that  could  result  in  its  total  or  partial   expropriation  or
requisition.

     As to a mortgage:

There is no recording, transcription, publication, privilege or mention of THE ASSET of a nature that would impede the non-transferable nature of his right to convey the property.


         As to legal proceedings:

There are no pending legal proceedings either as plaintiff or defendant involving THE ASSET direct or indirectly.


         As to the property rights:

THE GUARANTOR is the legitimate owner of the ASSET and must justify this to the BENEFICIARY in the conditions set forth below:

     In order, he affirms that:
The real properties that are the subject matter of these presents belong to Mr. BERTHIER as a result of various acquisitions he made, specifically:

PARCEL 904
(spring) from the company named COGEMA, a stock company that at the time had registered offices in VELIZY VILLACOUBLAY (Yvelines) at 2, rue Paul Dautier, Subsequent to an instrument received by Claude TAIN, the undersigned notary on June 20, 1995. The mortgage office of Montlu-on published an extract of this instrument on June 29, 1995 in volume 1995P, No. 2304.

PARCELS 905, 967, 968, 1049
from Suzanne Elianne Marie Marcelle MURET, without a profession, residing at "Talles" in the community of THENEUILLE (Allier), the wife of Georges Jean DENIZON,

Subsequent to an instrument received by Claude TAIN, the undersigned notary, on October 6, 1995.

The mortgage office of Montlu-on published an extract of this instrument on November 3, 1995, in volume 1995P, No. 3746.

The status printed in this publication was not represented to the undersigned notary.

                         CONDITIONS OF THE SALE PROMISED

If it takes place, the sale promised shall take come to pass under the following conditions:

     Property Transfer:
The transfer of the property shall take place according to the conditions specified below on the day that the sales is determined to have actually occurred, even if the exchange of consent required for the fulfillment of the agreement happens beforehand.

     Commence Enjoyment
The enjoyment shall take place on the date that the certified sales instrument is signed by the actual taking of possession, with THE GUARANTOR pledging to convey THE ASSET on that date free of all occupants.

     Price:
The price shall be TWO MILLION, ONE HUNDRED AND FIFTY-THOUSAND EUROS (2,150,000,00) payable in cash, on the day these presents are concluded, upon receipt of a certified instrument to be drafted by Mr. TAIN, a notary in CERILLY.

                               GENERAL CONDITIONS

The sale, if it takes place, shall come about under the ordinary conditions of the law governing such matters, and specifically under the following conditions:
THE BUYER shall take possession of the assets sold in the condition they are in on the day of the transfer of property, without any guarantees from the SELLER as to the condition of the ground and sub-surface, as well as without a guarantee from the SELLER as to the contents of the terrain.

THE SELLER, however, shall continue to be financially responsible for all voluntary or involuntary damage and deterioration that may be observed on the commencement date. THE PURCHASER shall accept adverse easements of any type and shall use active easements at its own risk and may not file proceedings against THE SELLER.

THE PURCHASER shall see to it personally that all insurance policies are purchased, and THE GUARANTOR here and now represents that on the day the sale is executed, he wishes to transfer or terminate the insurance policies that he personally purchased.

THE SELLER shall personally see to it that all of the real estate tax is paid until and including the year in which occupancy is transferred, but THE PURCHASER must reimburse the SELLER for the pro rata of this tax for the period from the commencement date until the following December 31.

THE PURCHASER shall pay all the costs, fees, taxes, emoluments and honoraria for the deed of sale and continuations thereof.


                               SPECIAL CONDITIONS

The beneficiary represents that he is in possession of an industrial method to create a mineral water bottling unit from the collection facility of the Trolliere spring located in Theneuille. As of now, the beneficiary agrees to carry out all of the technical and administrative procedures and to perform the work necessary to enable the "Berthier well" to begin industrial collection and production. Such procedures and works must be commenced by April 30, 2006 at the latest.

The beneficiary further agrees to treat the useful water on an experimental basis so that the water is presented in its commercial form. For this purpose, the beneficiary shall finance a pilot in order to perform a bottling test of the final taste of the product.

Every two months during the period of the promise, a progress report will be provided to the guarantor regarding ongoing research. The latter pledges to provide all assistance and full cooperation to the extent of the facilities made available to the beneficiary.

The guarantor here and now authorizes all steps in this direction and access to the site.


                       PERFORMANCE OF THE PROMISE OF SALE

The performance of this promise shall be carried out:
- either by signing the official instrument that records the finality of the sale, accompanied by the payment of the price and the payment of the costs within the aforementioned period,
- or by the manifestation by THE BENEFICIARY in the same period of his willingness to execute the sale, by instrument served by a bailiff or simple certified letter with return receipt sent to the domicile elected by THE GUARANTOR or by preparing, by official instrument, a record of this willingness. This record shall be served upon the GUARANTOR within fifteen days. Nonetheless, by express and decisive agreement of this promise, THE BENEFICIARY must first pay to the notary in charge of executing the sale, the sum for:

     . the acquisition costs for which THE GUARANTOR does not intend to be responsible;
     .    the payment of the price or the balance thereof.


                             LUMP-SUM EARNEST MONEY

     Amount:

THE GUARANTOR acknowledges receiving before this day from the BENEFICIARY a sum of TWO HUNDRED THIRTY THOUSAND EUROS ((euro)230,000) as earnest money.

Furthermore, on this day, the beneficiary shall pay as additional earnest money a sum of ONE HUNDRED FIFTY THOUSAND EUROS ((euro)150,000) directly to the guarantor, and the undersigned notary shall not be made aware of this payment nor shall he take it into account.

Furthermore, during the promise period, on the Fifteenth day of the month he shall remit a monthly payment of TEN THOUSAND EUROS ((euro)10,000) to be allocated to the purchase price in the event the promise is carried out, and the undersigned notary shall not be made aware of these payments nor shall he take them into account. Those monthly payments shall be made by transfer to an account for which Mr. Berthier shall provide the bank account information. In the event a payment is not made by an agreed-upon due date, the guarantor shall forward a formal demand by certified return receipt mail to the beneficiary, who shall then have 21 days at most to make the payment, and in any event, prior to the next due date.

         Type:

This earnest money shall not constitute a down payment but the lump-sum price for taking the promised PROPERTY off the market. Consequently, THE GUARANTOR shall waive his right to avail himself of the provisions of Article 1590 of the Civil Code.

This earnest money shall be allocated to the price.

It is expressly agreed that the sums that the BENEFICIARY shall pay to the GUARANTOR in addition to the aforementioned earnest money of (euro)230,000 shall also be deducted form the price if the sale is executed before the agreed deadline. Conversely, if the sale is not executed by the agreed date, the sum of TWO HUNDRED THIRTY THOUSAND EUROS, as well as the surplus of the sums paid, shall be converted into ownership percentages of the above properties, and THE BENEFICIARY shall become the co-owner of these properties in proportion to the price stipulated above. Conversely, in the event of a change of the majority with regard to SAS MONTESPAN, and if the sale is not executed before the deadline, the partial payment of (euro)230,000 shall be retained by Mr. Berthier as earnest money. On the other hand, the sums paid in addition to the
(euro)230,000 shall be converted into ownership percentages based on the agreed price above.

It is hereby stated that a change in the control of the Parent Company SAS MONTESPAN shall never be construed as a change in control of the French subsidiary of MONTESPAN.

                              PREEMPTION AGREEMENT

In the sole case that the beneficiary were to become the owner of percentages in the property that is the subject of this instrument, as indicated in the previous paragraph, the parties expressly agree as follows.

If one of the parties wishes to sell his rights in the properties that are the subject of this instrument, that party shall give the right of preemption to the other co-owner, over any other purchaser. To enable the beneficiary of this agreement to exercise his option, the selling party must inform him of the conditions of the intended assignment, and in particular of the price and conditions for the payment thereof, as well as the identity of the potential purchaser, and shall do so by certified letter with return receipt. The beneficiary of the agreement shall then have a period of two months to make known either his intention to acquire under the notified conditions or to waive this option. It is specified that if no reply is forthcoming before the deadline, it shall be considered that the beneficiary has waived his right of preemption. If he exercises his right of preemption, the beneficiary shall than have an additional period of two months, effective with his reply, to execute the official deed of sale under the planned conditions.


          ABSENCE OF STATUTORY CONDITION PRECEDENT FOR OBTAINING A LOAN

This promise of sale is not subject to the condition precedent set forth by the provisions of Article L.312-1 of the Code of Consumption since THE PROPERTY is for commercial, professional or agricultural use.

                           OTHER CONDITIONS PRECEDENT

This promise is made based on the following conditions precedent:

     Conditions precedent stipulated for the BENEFICIARY alone, which the BENEFICIARY may in all cases waive:

.. That THE PROPERTY is not subject:

- to easements or governmental measures that would lower the value thereof; - to easements based on an agreement that produces the same effect;

- to liens, mortgages, antichreses, or seizures, the release of which could not be obtained by creditors by the payment of their debt using the part paid in cash through the accounts of the notary who draws up the instrument; - to the total or partial destruction or damage such that they do not permit his occupancy under normal conditions;

.. That the property is not leased or occupied and is not reported in this instrument.

.. That THE GUARANTOR submits to the BENEFICIARY or to his notary all the instruments or documents that can be used to completely and lawfully prepare and publish the deed of sale, which shall result in the transmission to THE PURCHASER of an absolute right of ownership. This submission must include:

-    the deed of ownership;

- substantiation of a lawful and absolute title of ownership at least thirty years old with a title of ownership. . That THE GUARANTOR or previous owners have complied with all governmental or statutory obligations regarding the property.

.. That THE GUARANTOR substantiates the capacity, authorization or powers necessary for an amicable sale.

                            Urban Planning Documents

An urban planning information statement must be obtained for THE PROPERTY. This statement is provided for by Circular Letter 73-217 of December 31, 1973, showing that there are no easements or governmental measures that depreciate the value of the property.


Conditions precedent for the GUARANTOR and the BENEFICIARY:

- That no exercise of any right of preemption or preference shall impede the performance of this promise. If it is revealed that the sale of the PROPERTY is subject to such a right, THE GUARANTOR agrees to carry out without delay all the formalities so that the beneficiary of the right of preemption is placed in a position to be able to exercise it.

                            MISCELLANEOUS PROVISIONS

     Tax regime:

If the sale is executed, it shall be subject to the general taxation applicable to rural properties as stipulated by Article 1594 of the General Tax Code. THE GUARANTOR and THE BENEFICIARY represent that THE PROPERTY is dedicated to agricultural production.

Information from the GUARANTOR about the taxation of capital gains:

THE GUARANTOR further acknowledges here that his attention has been drawn to the provisions arising from the 2006 Finance Act regarding the taxation of capital gains resulting from sales of real estate or the like.

     Land registration:

This instrument may be published in the appropriate mortgage office. Nonetheless, THE BENEFICIARY, although warned of the merit of this publication, shall require the undersigned notary to suspend this formality until further notice from him by certified letter sent to said notary by which he would manifest his desire to have this publication carried out, accompanied by the corresponding allowance for expenses. For carrying out the land registration formalities, the parties, acting in a common interest, give all necessary powers of attorney to any clerk of the notary office listed on the letterhead of this instrument, for the purpose of preparing and signing all additional or correcting instruments to bring this instrument into conformity with the mortgage, land registration or civil status documents.


                                     COSTS:

The costs, fees and emoluments of this promise and those brought about by the establishment of the file necessary for preparing the sale (such as urban planning documents and other governmental certificates and the statement of mortgage) shall be paid by THE BENEFICIARY. Nonetheless, the GUARANTOR would be responsible for them if the sale is not executed due to reasons of his making. In all cases in which the promised sale is not executed, the undersigned notary is expressly authorized to deduct these costs and emoluments from the amount of the earnest money before said earnest money is either paid to the GUARANTOR or returned to the BENEFICIARY.

If one of the parties had initially paid costs for which he is ultimately proven to be not responsible, the other would be required to refund those costs to him.


                                    NOVATION

This instrument shall create novation with the promise of sale formalized on October 5, 2005, which becomes null and void.


                              ELECTION OF DOMICILE

For the execution of this instrument, the parties elect domicile at their respective addresses.

                        TO BE USED FOR ALL LEGAL PURPOSES

Consisting of:

-    pages:
-    cross-references:
-    deleted blanks:
-    entire lines deleted:
-    deleted figures:
-    deleted words:

And after reading, the parties have certified that, each party, as concerns him, the representations in this instrument are true, and the parties have signed this instrument along with the undersigned notary.

MADE in the offices of the undersigned notary on the aforementioned day, month and year.








                  [EXECUTED SIGNATURES INTENTIONALLY OMITTED.]